UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021 (November 29, 2021)

WILSON BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Tennessee	000-20402	62-1497076
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

623 West Main Street
Lebanon, Tennessee		37087
(Address of principal executive offices)		(Zip Code)

(615) 444-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   Lisa Pominski, the current chief financial officer of Wilson Bank Holding Company (the “Company”) and its wholly owned bank subsidiary Wilson Bank (the “Bank”), has communicated to the Company’s board of directors her desire to retire from the Company and the Bank on or around March 31, 2024.  In connection therewith, the Company’s board of directors has engaged in discussions regarding succession planning around replacing Ms. Pominski upon her anticipated retirement.  At present, the Company believes that Kayla Hawkins, the Bank’s current vice president and reporting manager, will succeed Ms. Pominski as the Company’s and the Bank’s chief financial officer effective upon Ms. Pominski’s retirement.

Ms. Hawkins, age 34, has been employed by the Bank as vice president, reporting manager since March 10, 2020. Prior to that she served as the assistant vice president, reporting manager of the Bank from May 1, 2018 until March 9, 2020.  Before that she served as reporting manager officer and reporting manager from November 30, 2015 to April 30, 2018 and December 5, 2011 to November 29, 2015, respectively. In connection with the announcement of the potential succession plan described herein, Ms. Hawkins has been appointed as the Bank’s senior vice president, reporting manager.  Ms. Hawkins earned a BBA in Accounting and Master of Business Administration both from Middle Tennessee State University and is a certified public accountant.  Prior to joining the Bank, she worked in public accounting where, among other duties, she was engaged in performing audits of financial institutions.

(e)   Effective November 29, 2021, the Bank entered into a Third Amendment (the “Third Amendment”) to the Wilson Bank & Trust Supplemental Executive Retirement Plan dated as of May 22, 2015, as previously amended on October 26, 2020 and December 28, 2020 (as amended the “2015 SERP Agreement”) by and between the Bank and Ms. Pominski.  The Third Amendment to the 2015 SERP Agreement amends the 2015 SERP Agreement to provide for an early retirement benefit for Ms. Pominski in the event that she remains employed by the Bank until March 29, 2024.  As amended by the Third Amendment, the 2015 SERP Agreement provides that in the event that Ms. Pominski separates from service with the Bank on or after March 29, 2024 but prior to her reaching age 65, for any reason other than death, disability or following a change in control, she will be entitled to a monthly benefit payable for the remainder of her life paid from annuity contracts purchased by the Bank.  These payments are expected to approximate $6,138 per month.

The Third Amendment to the 2015 SERP Agreement also includes a provision that conditions payment of the monthly benefit payments to Ms. Pominski on her not directly or indirectly performing services that are substantially similar to those that she provided to the Bank for a business that is engaged in the business of banking within any county where the Bank has an office as of the date of the Third Amendment or the date Ms. Pominski separates from service with the Bank for a period beginning on the date that she separates from service and ending on the earlier of the date that payments are no longer being made to Ms. Pominski under the 2015 SERP Agreement and the date Ms. Pominski reaches the age of 80.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

    10.1     Third Amendment to the Wilson Bank & Trust Supplemental Executive Retirement Plan dated as of May 22, 2015, as previously amended on October 26, 2020 and December 28, 2020 (as amended the “2015 SERP Agreement”) by and between the Bank and Ms. Pominski dated as of November 29, 2021

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY

By:	/s/ John C. McDearman III
John C. McDearman III
President and Chief Executive Officer

Date: November 30, 2021